Exhibit 5(a)

                                                        [LOGO] TXU
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TXU EUROPE LIMITED
The Adelphi
1-11 John Adam Street
London WC2N 6HT
Tel: +44(0) 831 274478
Fax: +44(0) 207 879 8023                               Date: 21 December, 1999
Email: Ted.Lean@txu-europe.com



Ladies and Gentlemen:

          As general counsel, I have acted on behalf of TXU Europe Limited, a private limited company incorporated under the laws of England and Wales (Company), TXU Eastern Funding Company, a private unlimited company incorporated under the laws of England and Wales (Funding), TXU Europe Funding I, L.P., a Delaware limited partnership (Partnership) and TXU Europe Capital I, a Delaware statutory business trust (Trust), in connection with the preparation and filing by the Company, Funding, the Partnership and the Trust with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Registration Statement) under the Securities Act of 1933, as amended, with respect to (i) the preferred trust securities (Preferred Trust Securities) to be issued by the Trust, (ii) the guarantee (Trust Guarantee) to be issued by the Company to The Bank of New York, as trustee, for the benefit of the holders of the Preferred Trust Securities, (iii) the preferred partnership securities (Preferred Partnership Securities) to be issued by the Partnership, (iv) the guarantee (Partnership Guarantee) to be issued by the Company to The Bank of New York, as trustee, for the benefit of holders of the Preferred Partnership Securities, (v) the junior subordinated debentures (Funding Debentures) to be issued by Funding pursuant to an indenture (Funding Indenture), (vi) the guarantee (Funding Guarantee) to be issued by the Company to The Bank of New York, as trustee, for the benefit of the holders of Funding Debentures pursuant to the terms of the Funding Indenture, and (vii) the guarantees (Subsidiary Guarantees) to be issued by the Company to The Bank of New York, as trustee, for the benefit of the holders of junior subordinated debentures (Subsidiary Debentures) to be issued by one or more of the Company's eligible subsidiaries (each, an Issuing Subsidiary and together, the Issuing Subsidiaries), each pursuant to the terms of one or more indentures (Subsidiary Indentures), each substantially in the form filed as exhibits to the Registration Statement.

In connection therewith, I have reviewed such documents and records as I have deemed necessary to enable me to express my opinion on the matters covered hereby.

Based upon the foregoing, I am of the opinion that:

1. Funding is a company duly incorporated and validly existing under the laws of England and Wales.

2. The Company is a company duly incorporated and validly existing under the laws of England and Wales.

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3.   All requisite action necessary to make the Trust Guarantee a valid, legal and binding obligation of the Company will have been taken when:

          a. the Board of Directors of the Company shall have taken such action as may be necessary to authorize the issuance of the Trust Guarantee,

          b. the Board of Directors of the Company, or officers or representatives duly authorized thereby, shall have taken such action as may be necessary to fix and determine the terms of the Trust Guarantee,

          c. the Preferred Trust Securities shall be issued and sold in the manner contemplated by the Registration Statement, and

          d. the Trust Guarantee shall have been duly executed and delivered by the parties thereto.

4. All requisite action necessary to make the Partnership Guarantee a valid, legal and binding obligation of the Company will have been taken when:

          a. the Board of Directors of the Company shall have taken such action as may be necessary to authorize the issuance of the Partnership Guarantee,

          b. the Board of Directors of the Company, or officers or representatives duly authorized thereby, shall have taken such action as may be necessary to fix and determine the terms of the Partnership Guarantee,

         c. the Preferred Partnership Securities shall be issued and sold in the manner contemplated by the Registration Statement, and

         d. the Partnership Guarantee shall have been duly executed and delivered by the parties thereto.

5. All requisite action necessary to make the Funding Debentures and the Funding Guarantee valid, legal and binding obligations of Funding and the Company, respectively, will have been taken when:

         a. the Boards of Directors of Funding and the Company, as the case may be, shall have taken such action as may be necessary to authorize the issuance of the Funding Debentures and the Funding Guarantee,

         b. the Funding Indenture shall have been executed and delivered by duly authorized officers or representatives of Funding and the Company and by the trustee under the Funding Indenture, and

         c. the Boards of Directors of Funding and the Company, or officers or representatives duly authorized thereby, shall have taken such action as may be necessary, pursuant to the terms of the Funding Indenture, to fix and determine the terms of the Funding Debentures and the Funding Guarantee, and the Funding Debentures and the Funding Guarantee shall

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             have been issued and delivered in accordance with the terms and provisions of the Funding Indenture.

6. All requisite action necessary to make the Subsidiary Guarantees valid, legal and binding obligations of the Company will have been taken when:

         a. the Boards of Directors of each Issuing Subsidiary and the Company, as the case may be, shall have taken such action as may be necessary to authorize the issuance of the Subsidiary Debentures and the Subsidiary Guarantees,

         b. the Subsidiary Indentures shall have been executed and delivered by duly authorized officers or representatives of the Issuing Subsidiaries and the Company and by the trustee under each Subsidiary Indenture, and

       c. the Boards of Directors of each Issuing Subsidiary and the Company, or officers or representatives duly authorized thereby, shall have taken such action as may be necessary, pursuant to the terms of the Subsidiary Indentures, to fix and determine the terms of the Subsidiary Debentures and the Subsidiary Guarantees, and the Subsidiary Debentures and the Subsidiary Guarantees, and the Subsidiary Debentures and the Subsidiary Guarantees shall have been issued and delivered in accordance with the terms and provisions of the Subsidiary Indentures.

I express no opinion as to any laws other than the laws of England in force at the date of this opinion. As to all matters of New York law, I have with your consent relied upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP, special United States counsel to the Company and Funding.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement.


Yours faithfully,

/s/ E. J. Lean

E. J. LEAN
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General Counsel